Exhibit 23(a)

                       ARTHUR ANDERSEN LLP




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To HUBCO, Inc.:


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 12, 1995 (except for Note 21 as to which the date is February 14, 1995) incorporated by reference in HUBCO, Inc.'s Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement.


                                              ARTHUR ANDERSEN LLP



Roseland, New Jersey
June 1, 1995